THIS GLOBAL SECURITY (THIS “SECURITY”) IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK DEPOSITARY (NOMINEES) LIMITED, AS NOMINEE OF THE COMMON DEPOSITARY FOR EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM  (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME (“CLEARSTREAM, LUXEMBOURG”).  THIS SECURITY MAY NOT BE EXCHANGED, IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE ONLY AMOUNTS PAYABLE IN RESPECT OF THIS SECURITY ARE THE PAYMENTS CONTINGENT UPON AND DETERMINED ON THE BASIS OF THE PERFORMANCE OF THE GROSS DOMESTIC PRODUCT OF THE REPUBLIC OF ARGENTINA REFERRED TO HEREIN.  THE NOTIONAL AMOUNT OF THIS SECURITY SET FORTH BELOW WILL BE USED SOLELY TO ALLOCATE THESE PAYMENTS AMONG HOLDERS OF THIS SECURITY.  HOLDERS OF THIS SECURITY ARE NOT ENTITLED TO RECEIVE PRINCIPAL IN THE AMOUNT OF, OR INTEREST BASED ON, SUCH NOTIONAL AMOUNT.

REGISTERED GLOBAL SECURITY

No. [●]	ISIN: XS0501197262
Common Code: 050119726

representing

U.S. Dollar-Denominated GDP-Linked Security

Original Notional Amount U.S.$[●]

Subject to the provisions contained herein, THE REPUBLIC OF ARGENTINA (the “Republic”), for value received, hereby promises to pay to The Bank of New York Depositary (Nominees) Limited or registered assigns, the Payment Amount (as defined in Paragraph 1(e) of the Terms and Conditions set forth on the reverse hereof (the “Terms”)) in accordance with the Terms.  The Payment Amount, if any, shall be payable on December 15 of each year following the relevant Reference Year (as defined in Paragraph 1(e) of the Terms) (each, a “Payment Date”), commencing on December 15, 2010 and terminating no later than the Expiration Date (as such term is defined in Paragraph 1(e) of the Terms).

As further described in Paragraph 2(c) of the Terms, if any date for payment of a Payment Amount is not a Business Day, no payment shall be made until the next following Business Day, and no interest nor other sum shall be payable in respect of such postponed payment.

*           *           *

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Security and by acceptance hereof each Holder of this Security agrees to be subject to and bound by the terms and provisions set forth in such legend.

This Security is governed by (i) the Trust Indenture dated as of June 2, 2005 between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”) (as amended by the first supplemental indenture, dated as of April 30, 2010, and as further amended from time to time, the “Indenture”), the terms of which are incorporated herein by reference, (ii) the GDP-Linked Securities Authorization (as defined in the Indenture) dated as of June 2, 2005, as amended from time to time (the “GDP-Linked Securities Authorization”) and (iii) by the Terms, as supplemented or amended by the Supplemental GDP-Linked Securities Authorization (as defined in the Indenture) of the Republic for this Security, the terms of which are incorporated herein by reference.  This Security shall in all respects be entitled to the same benefits as other GDP-Linked Securities under the Indenture, the GDP-Linked Securities Authorization and the Terms.

Upon any increase or decrease in the notional amount evidenced hereby, including upon any exchange of all or a portion of this Security for Certificated Securities in accordance with the Indenture, this Security shall be endorsed on Schedule A to reflect such change in the notional amount evidenced hereby.

Unless the certificate of authentication hereon has been executed by the Trustee, this Security shall not be valid or obligatory for any purpose.

Capitalized terms used but not defined herein shall have the meaning assigned to each such term in the Terms and, if not defined therein, in the GDP-Linked Securities Authorization and the Indenture.

2

IN WITNESS WHEREOF, the Republic has caused this instrument to be duly executed.

Dated:  [●], 2010

THE REPUBLIC OF ARGENTINA

By:	________________________________
Name: Hernán Lorenzino
Title: Secretary of Finance
of the Ministry of Economy and Public Finance of the Republic of Argentina

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the GDP-Linked Securities of the Series designated on the reverse hereof and issued under the Indenture and the GDP-Linked Securities Authorization.

THE BANK OF NEW YORK MELLON as Trustee
Dated: [●], 2010	By: ______________________________________ Name: Title:

3

SCHEDULE A

SCHEDULE OF NOTIONAL AMOUNT INCREASES AND DECREASES

Date	Notional Amount of Certificated Securities	Remaining Notional Amount of this Global Security	Notation Made By
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________
_______	___________________	____________________	_______________

A-1

REVERSE OF SECURITY

TERMS AND CONDITIONS OF THIS GDP-LINKED SECURITY

1. General.  (a)  This Security is one of a duly authorized series of GDP-Linked Securities (each, a “Series”) of The Republic of Argentina (the “Republic”) (each Security of this Series, a “Security,” and collectively, the “Securities”), and issued or to be issued in one or more Series (such Series collectively, the “GDP-Linked Securities”) pursuant to a Trust Indenture dated as of June 2, 2005 between the Republic and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee (the “Trustee”) (as amended by the first supplemental indenture, dated as of April 30, 2010, and as further amended from time to time, the “Indenture”), and the GDP-Linked Securities Authorization (as defined in the Indenture) dated as of June 2, 2005, as amended from time to time (the “GDP-Linked Securities Authorization”).  This Security shall be consolidated and form a single Series with, and be fully fungible with, the U.S. $2,368,527,661 notional amount of U.S. Dollar-Denominated GDP-linked Securities issued by the Republic in June 2010.  The Holders (as defined below) of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture and the GDP-Linked Securities Authorization.  A copy of each of the Indenture and the GDP-Linked Securities Authorization is on file and may be inspected at the Corporate Trust Office of the Trustee in the City of New York.  Subject to Paragraph 13, the Republic hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation, execution and, as applicable, issuance of the Indenture, the GDP-Linked Securities Authorization and the Securities and to constitute the same legal, valid and binding obligations of the Republic enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws. All capitalized terms used in this Security but not defined herein shall have the meanings assigned to them in the GDP-Linked Securities Authorization and, if not defined therein, the Indenture.  Insofar as the provisions of the GDP-Linked Securities Authorization or the Indenture may conflict with the provisions set forth in this Security, the latter shall control for the purposes of this Security.

(b) The Securities are issuable only in fully registered form without coupons and are represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Person or Persons that are designated, pursuant to the Indenture, by the Republic to act as depositary for such Global Securities (the “Depositary”).  Securities issued in certificated form (“Certificated Securities”) will be available only in the limited circumstances set forth in the Indenture.  The Securities, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture.  Any person in whose name a Security shall be registered (each, a “Holder”) may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security regardless of any notice of ownership, theft, loss or any writing thereon.

(c) The Securities are issuable in authorized denominations of U.S. $1.00 and integral multiples of U.S. $1.00 in excess thereof.

(d) As used herein, the following terms have the meanings set forth below:

“Actual Nominal GDP” means, for any Reference Year, an amount equal to Actual Real GDP for such Reference Year multiplied by the GDP Deflator for such Reference Year.

“Actual Real GDP” means, for any Reference Year, the gross domestic product of Argentina for such Reference Year measured in constant prices for the Year of Base Prices, as published by INDEC.

“Actual Real GDP Growth” means, for any Reference Year, the percentage change in Actual Real GDP for such Reference Year, as compared to Actual Real GDP for the immediately preceding Reference Year; provided that, if the Year of Base Prices employed by INDEC for determining Actual Real GDP for such Reference Year and for the immediately preceding Reference Year shall differ, then Actual Real GDP for the immediately preceding Reference Year shall for this purposes be measured using constant prices for the Year of Base Prices applicable to the Reference Year in respect of which Actual Real GDP Growth is being determined.

“Available Excess GDP” means, for any Reference Year, an amount in Argentine pesos equal to (i) 5% of Excess GDP for such Reference Year, multiplied by (ii) the Unit of Currency Coefficient.

For purposes of making payments hereunder, Available Excess GDP will be converted to U.S. dollars using the average free market exchange rate of pesos to U.S. dollars during the 15 days preceding December 31 of the relevant Reference Year.

“Base Case GDP” means, for any Reference Year, the amount set forth in the chart below for such year:

Reference Year	Base Case GDP (in millions of constant 1993 pesos)	Reference Year	Base Case GDP (in millions of constant 1993 pesos)

2009	327,968.83	2022	486,481.92
2010	338,675.94	2023	501,076.38
2011	349,720.39	2024	516,108.67
2012	361,124.97	2025	531,591.93
2013	372,753.73	2026	547,539.69
2014	384,033.32	2027	563,965.88
2015	395,554.32	2028	580,884.85
2016	407,420.95	2029	598,311.40
2017	419,643.58	2030	616,260.74
2018	432,232.88	2031	634,748.56
2019	445,199.87	2032	653,791.02
2020	458,555.87	2033	673,404.75
2021	472,312.54	2034	693,606.89

provided that, if the Year of Base Prices employed by INDEC for determining Actual Real GDP shall at any time be a calendar year other than the year 1993, then the Base Case GDP for each Reference Year shall be adjusted to reflect any such change in the Year of Base Prices by multiplying the Base Case GDP for such Reference Year (as set forth in chart above) by a fraction, the numerator of which shall be the Actual Real GDP for such Reference Year measured in constant prices of the Year of Base Prices, and the denominator of which shall be the Actual Real GDP for such Reference Year measured in constant 1993 prices.

“Base Case GDP Growth” means, for any Reference Year, the percentage change in Base Case GDP for such Reference Year, as compared to Base Case GDP for the immediately preceding Reference Year, except that, solely for purposes of determining Base Case GDP Growth for the Reference Year 2009, the Republic shall assume a Base Case GDP for the year 2008 equal to Ps. 317,520.47 (in millions of constant 1993 pesos).

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the City of New York or in the City of Buenos Aires.

“Calculation Date” means, for any Reference Year, the 1st of November of the calendar year following the relevant Reference Year, commencing on November 1, 2010.

“Excess GDP” means, for any Reference Year, the amount (expressed in billions of Argentine pesos), if any, by which Actual Nominal GDP for such Reference Year exceeds the Nominal Base Case GDP for such Reference Year.  All calculations necessary to determine Excess GDP based on the information published by INDEC will be performed by the Ministry of Economy (as defined below), and such calculations shall be binding on the Trustee, the Registrar, the trustee paying agent and each other trustee paying agent and all Holders of this Security, absent bad faith, willful misconduct or manifest error on the part of the Ministry of Economy.

“Expiration Date” means the earlier of (i) December 15, 2035 and (ii) the Payment Date on which the aggregate amount of all payments made by the Republic hereunder is equal to the Payment Cap, it being understood that the aggregate amount of such payments shall not exceed the Payment Cap.

“Final Payment” means any payment due hereunder on the Expiration Date.

“GDP Deflator” means, for any Reference Year, the number that results from dividing (i) the gross domestic product of Argentina for such Reference Year measured at the current prices of such Reference Year, as published by INDEC, by (ii) the Actual Real GDP for such Reference Year.

“INDEC” means the Instituto Nacional de Estadística y Censos of the Republic of Argentina.

“Ministry of Economy” means the Ministry of Economy and Public Finance of the Republic of Argentina.

“Nominal Base Case GDP” means, for any Reference Year, an amount equal to Base Case GDP for such Reference Year multiplied by the GDP Deflator for such Reference Year.

“Payment Amount” means, for any Payment Date, an amount equal to (i) the Available Excess GDP (converted into U.S. dollars) for the Reference Year corresponding to such Payment Date, multiplied by (ii) the notional amount of this Security outstanding as of such Payment Date;

 provided that, if for any Payment Date, the Payment Amount determined in accordance with the foregoing would, when added to all prior Payment Amounts paid by the Republic hereunder, exceed the Payment Cap, the Payment Amount for such Payment Date shall instead be an amount equal to the Payment Cap minus the sum of all such prior Payment Amounts.  The Payment Amount shall be determined by the Ministry of Economy on the Calculation Date preceding the relevant Payment Date.  All calculations made by the Ministry of Economy hereunder shall be binding on the Trustee, the Registrar, the trustee paying agent and each other trustee paying agent and all Holders of this Security, absent bad faith, willful misconduct or manifest error on the part of the Ministry of Economy.

“Payment Cap” means, on any given day, an amount equal to 40.6087% of the notional amount of this Security outstanding as of such day.

“Payment Date” means, for any Reference Year, the 15th of December of the calendar year following such Reference Year, commencing on December 15, 2010.

“Reference Year” means any calendar year from and including the year 2009 to and including the year 2034.

“Unit of Currency Coefficient” means 0.012225.

“Year of Base Prices” means the year 1993; provided that if the calendar year employed by INDEC for purposes of determining Actual Real GDP shall at any time be a calendar year other than the year 1993, then the Year of Base Prices shall mean such other calendar year.

2. Payments and Trustee Paying Agents.  (a)  Subject to the conditions set forth in Paragraph 2(b) hereof, on each Payment Date the Republic shall pay to the person in whose name this Security is registered at the close of business on the Record Date (as defined below) for such Payment Date, an amount equal to the Payment Amount, if any, for such Payment Date.   The Republic shall make such payments in immediately available funds and in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts.  The Republic shall make such payments by (i) providing the Trustee or trustee paying agent the Payment Amount, if any, of such payment, in immediately available funds, not later than 1:00 P.M. local time at the place of payment, not later than the Business Day prior to relevant Payment Date; and (ii) directing the Trustee to hold these funds in trust for the Trustee and the beneficial owners of this Security in accordance with their respective interests and to make a wire transfer of such amount to The Bank of New York Depositary (Nominees) Limited, as the registered owner of this Security.  The Bank of New York Depositary (Nominees) Limited will receive these funds in trust for pro rata distribution among the beneficial owners of this Security based on the notional amount of this Security that each such beneficial owner holds.  Notwithstanding the foregoing, the Republic may, subject to applicable laws and regulations, make payments due hereunder, if any, by mailing, or directing the Trustee to mail, from funds made available by the Republic for such purpose, a check to the person entitled thereto, on or before the due date for the payment at the address that appears on the security register maintained by the Registrar on the applicable record date.  The Republic shall announce any payments hereunder prior to the relevant Payment Date by notice to the Trustee or through publication as provided in Paragraph 10 hereof.

The record date with respect to any Payment Date will be the  Business Day prior to such date (each such day, a “Record Date”).  Notwithstanding anything herein to the contrary, (i) the Republic’s obligation to make payments hereunder, if any, shall not have been satisfied until such payments are received by the Holders of this Security, and (ii) Holders shall be entitled to receive the Final Payment, if any, due hereunder only upon surrender of this Security to a trustee paying agent for cancellation thereof.

None of the Republic, the Trustee or any paying agent that shall be appointed by the Trustee at the expense of the Republic (each, a “trustee paying agent”) will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in this Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(b) Notwithstanding anything to the contrary hereunder, Holders of this Security shall not be entitled to receive any payment pursuant to this Security in respect of any Reference Year unless (i) Actual Real GDP for such Reference Year is greater than Base Case GDP for such Reference Year, (ii) Actual Real GDP Growth for such Reference Year is greater than Base Case GDP Growth for such Reference Year, and (iii) the aggregate amount of all payments made by the Republic hereunder, when added to the amount of such payment, does not exceed the Payment Cap.

(c) Any payment required to be made on a Payment Date that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest will accrue with respect to such payment for the period from and after such Payment Date.

(d) The Trustee shall maintain, at the Republic’s expense, a trustee paying agent in a member state of the European Union that is not obliged to deduct or withhold tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive.  The Trustee has initially appointed The Bank of New York Mellon (One Canada Square, London E14 5AL) to serve as its trustee paying agent and transfer agent in London.  Subject to the foregoing, the Republic shall have the right at any time to instruct the Trustee to terminate any such appointment and to appoint any other paying agents or transfer agents in such other places as it may deem appropriate for the purpose of making payments for the benefit of Holders.  Notwithstanding the foregoing, the trustee paying agent and any trustee paying agent appointed hereunder shall be agents solely of the Trustee, and the Republic shall have no authority over or any direct relationship with the trustee paying agent or any such trustee paying agent.  If the Republic issues Certificated Securities and so long as any of the Securities are outstanding, the Trustee shall appoint, at the expense of the Republic, a trustee paying agent and a transfer agent in a Western European city for payment on and transfers of the Securities (which will be Luxembourg, so long as the Securities are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require).

(e) All money paid to the Trustee pursuant to this Security shall be held by it in trust exclusively for itself and the Holders of this Security in accordance with their respective interests to be applied by the Trustee to payments due on this Security or to the Trustee at the time and in the manner provided for in these Terms, and the Holders of this Security may, subject to the next sentence, look only to the Trustee for any payment to which the Holders may be entitled.  Any monies deposited with the Trustee in respect of payments (including Additional Amounts) on this Security remaining unclaimed for five years or any shorter prescription period provided by law after such money in respect of payments shall have become due and payable shall be repaid to the Republic upon written request without interest, and the Holder of any such Security may thereafter look only to the Republic for any payment to which such Holder may be entitled.

3. Taxation.  All payments in respect of this Security by the Republic shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the Republic or any authority therein or thereof having power to tax (together “Taxes”), unless such withholding or deduction is required by law.  In such event, the Republic shall pay to the registered Holders of this Security such additional amounts (“Additional Amounts”) as will result in receipt by such Holders of such Payment Amounts as would have been received by them had no such withholding or deduction been required; except that no such Additional Amounts shall be payable hereunder (i) to a Holder (or to a third party on behalf of a Holder) where such Holder is liable for such Taxes in respect of this Security by reason of such Holder having some connection with the Republic other than the mere holding of this Security or the receipt of payments in respect thereof; (ii) where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; (iii) presented for payment by or on behalf of a Holder who would have been able to avoid the withholding or deduction by presenting this Security to another trustee paying agent in a member state of the European Union or (iv) presented for payment more than 30 days after the Relevant Date, as defined herein, except to the extent that the Holder thereof would have been entitled to Additional Amounts on presenting the same for payment on the last day of such period of 30 days.

“Relevant Date” in respect of any payment on this Security means the date on which such payment becomes due or (if the full amount of the money payable on such date has not been received by the Trustee on or prior to such due date) the date on which notice is duly given to the Holders that such moneys have been so received and are available for payment.  Any reference herein to Payment Amounts or payments due hereunder shall be deemed to include any Additional Amounts which may be payable on this Security.

4. Status and Negative Pledge Covenant.  (a) The Securities will constitute the direct, unconditional, unsecured and unsubordinated obligations of the Republic.  Each Series will rank pari passu with each other Series and without any preference one over the other by reason of priority of date of issue or currency of payment or otherwise, and at least equally with all other present and future unsecured and unsubordinated External Indebtedness (as defined herein) of the Republic.

(b) So long as any Security remains Outstanding (as defined in Paragraph 20(f) below), save for the exceptions set forth below, the Republic will not create or permit to subsist any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest (“Lien”) upon the whole or any part of its assets or revenues to secure any Public External Indebtedness of the Republic unless, at the same time or prior thereto, the Republic’s obligations under the Securities either (i) are secured equally and ratably therewith, or (ii) have the benefit of such other security, guarantee, indemnity or other arrangement as shall be approved by the Holders of the Securities (as provided in Paragraph 20).

Notwithstanding the foregoing, the Republic may permit to subsist:

(i) any Lien upon property to secure Public External Indebtedness of the Republic incurred for the purpose of financing the acquisition of such property and any renewal or extension of any such Lien that is limited to the original property covered thereby and that secures any renewal or extension of the original secured financing;

(ii) any Lien existing on property at the time of its acquisition to secure Public External Indebtedness of the Republic and any renewal or extension of such Lien that is limited to the original property covered thereby and that secures any renewal or extension of the original secured financing;

(iii) any Lien created in connection with the transactions contemplated by the Republic of Argentina 1992 Financing Plan dated June 23, 1992 sent to the international banking community with the communication dated June 23, 1992 from the Minister of Economy and Public Works and Services of Argentina (the “1992 Financing Plan”) and the implementing documentation therefor, including any Lien to secure obligations under the collateralized securities issued thereunder (the “1992 Par and Discount Bonds”) and any Lien securing indebtedness outstanding on the date hereof to the extent required to be equally and ratably secured with the 1992 Par and Discount Bonds;

(iv) any Lien in existence on the date of the Indenture;

(v) any Lien securing Public External Indebtedness of the Republic issued upon surrender or cancellation of any of the 1992 Par and Discount Bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent such Lien is created to secure such Public External Indebtedness on a basis comparable to the 1992 Par and Discount Bonds;

(vi) any Lien on any of the 1992 Par and Discount Bonds; and

(vii) any Lien securing Public External Indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project; provided that (a) the holders of such Public External Indebtedness expressly agree to limit their recourse to the assets and revenues of such project as the principal source of repayment of such Public External Indebtedness and (b) the property over which such Lien is granted consists solely of such assets and revenues.

For purposes of these Terms:

“External Indebtedness” means obligations (other than the Securities) for borrowed money or evidenced by bonds, debentures, notes or other similar instruments denominated or payable, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that no Domestic Foreign Currency Indebtedness (as defined below) shall constitute External Indebtedness.

“Performing Public External Indebtedness” means Public External Indebtedness issued on or after June 2, 2005.

“Public External Indebtedness” means any External Indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) (or any successor law or regulation of similar effect)).

“Domestic Foreign Currency Indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into Domestic Indebtedness: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (f) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (g) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (h) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (i) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (j) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (k) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (m) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 230/2006 and 64/2006, and (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007; (ii) any indebtedness issued in exchange, or as replacement, for the indebtedness referred to in (i) above; and (iii) any other indebtedness payable by its terms, or which at the option of the holder may be payable, in a currency other than the lawful currency of the Republic which is (a) offered exclusively within the Republic or (b) issued in payment, exchange, substitution, discharge or replacement of indebtedness payable in the lawful currency of the Republic.

5. Default.  (a)  Each of the following events will constitute an “Event of Default” under the Securities:

(i) Non-Payment:  the Republic fails to pay any Payment Amounts payable hereunder when due and such failure continues for a period of 30 days;

(ii) Breach of Other Obligations:  the Republic does not perform or comply with any one or more of its other obligations hereunder, under the GDP-Linked Securities Authorization or the Indenture, which default is incapable of remedy or is not remedied within 90 days after written notice of request to remedy such default shall have been given to the Republic by the Trustee; or

(iii) Validity: the validity of the Securities shall be contested by the Republic.

(b) Holders holding in the aggregate at least 50% in notional amount of the then Outstanding Securities may waive any existing defaults on behalf of all Holders of Securities, if (A) following the occurrence of an Event of Default, the Republic has deposited with the Trustee an amount sufficient to pay all overdue payments in respect of the Securities as well as the reasonable fees and compensation of the Trustee; and (B) all other Events of Default have been remedied.

(c) Upon the occurrence of an Event of Default under Paragraph 5(a), the Republic shall give written notice promptly after becoming aware thereof to the Trustee.  Within 15 days after becoming aware of the occurrence of an event which with the giving of notice or lapse of time or both would, unless remedied, cured or waived, become an Event of Default under Paragraph 5(a), the Republic shall give written notice thereof to the Trustee.

6. Purchase of the Securities by the Republic.  The Republic may at any time purchase or acquire any of the Securities in any manner and at any price in the open market, in privately negotiated transactions or otherwise.  Securities that are purchased or acquired by the Republic may, at the Republic’s discretion, be held, resold or surrendered to the Trustee for cancellation, but any Security so purchased by the Republic may not be re-issued or resold except in compliance with the Securities Act and other applicable law.

7. Replacement, Exchange and Transfer of Securities.  (a)  If any Security becomes mutilated or is defaced, destroyed, lost or stolen, the Trustee shall authenticate and deliver a new Security, on such terms as the Republic and the Trustee may require, in exchange and substitution for the mutilated or defaced Security or in lieu of and in substitution for the destroyed, lost or stolen Security.  In every case of mutilation, defacement, destruction, loss or theft, the applicant for a substitute Security must furnish to the Republic and the Trustee such indemnity as the Republic and the Trustee may require and evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.  In every case of mutilation or defacement of a Security, the Holder must surrender to the Trustee the Security so mutilated or defaced.  In addition, prior to the issuance of any substitute Security, the Republic may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  If any Security that has matured or is scheduled to mature within 15 days becomes mutilated or defaced or is apparently destroyed, lost or stolen, the Republic may pay or authorize payment of such Security without issuing a substitute Security.

(b) Upon the terms and subject to the conditions set forth in the Indenture, a Security or Securities may be exchanged for a Security or Securities of equal aggregate notional amount in such same or different authorized denominations as may be requested by the Holder, by surrender of such Security or Securities at the office of the Registrar, or at the office of any transfer agent, together with a written request for the exchange.  Any registration of transfer or exchange shall be effected upon the Republic being satisfied with the documents of title and identity of the person making the request and subject to such reasonable regulations as the Republic may from time to time agree with the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, a Security may be transferred in whole or in part by the Holder or Holders surrendering the Security for registration of transfer at the Corporate Trust Office of the Trustee in the City of New York or at the office of any transfer agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Republic and the Registrar or any such transfer agent, as the case may be, duly executed by the Holder or Holders thereof or its attorney-in-fact or attorneys-in-fact duly authorized in writing.

(d) No service charge will be imposed upon the Holder of a Security in connection with exchanges for Securities of a different denomination or for registration of transfers thereof, but the Republic and the Trustee may charge the party requesting any registration of transfer, exchange or registration of Securities a sum sufficient to reimburse it for any stamp or other tax or other governmental charge required to be paid in connection with such transfer, exchange or registration.

8. Trustee.  For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

9. Enforcement.  Except as provided in Section 4.9 of the Indenture with respect to the right of any Holder of a Security to enforce the payment of any amounts due hereunder on any Payment Date (as this Security may be amended or modified pursuant to Paragraph 20), no Holder of a Security shall have any right by virtue of or by availing itself of any provision of the Indenture, the GDP-Linked Securities Authorization or the Securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, the GDP-Linked Securities Authorization or the Securities, or for any other remedy hereunder or under the GDP-Linked Securities Authorization or the Indenture, unless:

(a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to the Securities;

(b) the Holders of not less than 25% in aggregate notional amount of the Outstanding Securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under the Indenture;

(c) such Holder or Holders shall have provided to the Trustee such reasonable indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding; and

(e) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.11 of the Indenture;

it being understood and intended, and being expressly covenanted by every Holder of Securities with every other Holder of Securities and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture, the GDP-Linked Securities Authorization or of the Securities to affect, disturb or prejudice the rights of any other Holder of Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, the GDP-Linked Securities Authorization or under the Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of the Securities.  Subject to the foregoing, for the protection and enforcement of this Paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.  The Republic expressly acknowledges, with respect to the right of any Holder to pursue a remedy under the Indenture, the GDP-Linked Securities Authorization or the Securities, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of this Global Security that represents such beneficial owner’s interest in this Security as if Certificated Securities had been issued to such beneficial owner.

10. Notices.  All notices to the Holders of Securities will be (i) given by first-class prepaid post to the addresses of such Holders as they appear in the Register and (ii) so long as the Securities are listed on the Luxembourg Stock Exchange, published on the website of the Luxembourg Stock Exchange (http://www.bourse.lu) or, if publication is not practicable, the Republic will publish in another manner consistent with the rules of the Luxembourg Stock Exchange.  Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

All notices to the Trustee with respect to the Securities shall be addressed to 101 Barclay Street – 4E, New York, New York, 10286, Attention:  Global Finance Americas, and notices to the Republic with respect to the Securities shall be addressed to Ministry of Economy and Public Finance, Hipólito Yrigoyen 250, Piso 10, Oficina 1029, 1310 City of Buenos Aires, Argentina, Attention:  Subsecretaria de Financiamiento.  Such notices shall be delivered in person or sent by first class prepaid post or by facsimile transmission subject, in the case of facsimile transmission, to confirmation by telephone to the foregoing address.  Any such notice shall take effect in the case of delivery in person, at the time of delivery, in the case of delivery by first class prepaid post seven (7) business days after dispatch and in the case of delivery by facsimile transmission, at the time of confirmation by telephone.

All notices delivered to the Trustee hereunder shall be in writing and in English and shall be deemed effective upon actual receipt.

11. Further Issues of Securities.  (a) The Republic may from time to time without the consent of the Holders of the Securities create and issue additional debt securities ranking pari passu with the Securities and having terms and conditions which are the same as those of the Securities, which additional debt securities may be consolidated and form a single Series with the outstanding

Securities; provided that such additional debt securities (other than additional debt securities issued in connection with the Republic’s April 30, 2010 invitation to holders of certain eligible securities to exchange such eligible securities for certain new securities (the “2010 Exchange Offer”)) do not have, for purposes of U.S. federal income taxation (regardless of whether any Holders of such additional debt securities are subject to U.S. federal tax laws), a greater amount of original issue discount than the Securities have as of the date of the issue of such additional Securities.

(b) The Republic may from time to time without the consent of the Holders of the Securities create and issue additional debt securities ranking pari passu with the Securities and having terms and conditions which are the same as those of the Securities, or the same except for the amount of the first payment of interest and the securities identification codes thereof, which additional debt securities shall not be treated as fungible for trading purposes or U.S. federal income tax purposes, but may be consolidated and form a single Series with the outstanding Securities for all other purposes, including for purposes of Paragraph 5, Paragraph 20 and Paragraph 21 hereof.

12. Prescription.  All claims against the Republic for any amounts due hereunder (including Additional Amounts) shall be prescribed unless made within five years from the date on which such payment first became due, or a shorter period if provided by law.

13. Authentication.  This Security will not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by manual signature by or on behalf of the Trustee.

14. Governing Law.  This Security shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws, except with respect to authorization and execution by the Republic, which shall be governed by the laws of the Republic.

15. Jurisdiction.  (a)  Subject to Paragraph 18, the Republic irrevocably submits to the jurisdiction of any New York state or federal court sitting in the Borough of Manhattan, the City of New York, and the courts of the Republic (each, a “Specified Court”) over any suit, action or proceeding against it or its properties, assets or revenues with respect to the Securities of this Series, the GDP-Linked Securities Authorization or the Indenture (a “Related Proceeding”).  The Republic agrees that a final non-appealable judgment in any Related Proceeding (the “Related Judgment”) shall be conclusive and binding upon it and may be enforced in any Specified Court or in any other courts to the jurisdiction of which the Republic is or may be subject (the “Other Courts”), by a suit upon such judgment.

(b) The Republic hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum.

16. Consent to Service.  Subject to Paragraph 18, the Republic hereby appoints Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, and, if such person is not maintained by the Republic as its agent for such purpose, the Republic will appoint CT Corporation System, to act as its authorized agent (the “Authorized Agent”) upon whom process may be served in any Related Proceeding or any action or proceeding to enforce or execute any Related Judgment brought against it in any New York state or federal court sitting in the Borough of Manhattan, the City of New York.  Such appointment shall be irrevocable until the Expiration Date, and not before all amounts due hereunder have been provided to the Trustee pursuant to the terms hereof and the Trustee has given notice to the Holders in accordance with the terms hereof of the availability of such amounts for payment to the Holders, except that, if for any reason, such Authorized Agent ceases to be able to act as Authorized Agent or to have an address in the Borough of Manhattan, the City of New York, the Republic will appoint another person in the Borough of Manhattan, the City of New York, selected in its discretion, as such Authorized Agent.  Prior to the date of issuance of any Securities of this Series, the Republic shall obtain the consent of Banco de la Nación Argentina to its appointment as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee.  The Republic shall take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment or appointments in full force and effect as aforesaid.  Service of process upon the Authorized Agent at the address indicated above, as such address may be changed within the Borough of Manhattan, the City of New York, by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon the Republic.

Nothing in this Paragraph 16 shall affect the right of the Trustee or (in connection with legal action or proceedings by any Holder as permitted by the Indenture and this Security) any Holder to serve legal process in any other manner permitted by law or affect the right of the Trustee or any such Holder to bring any action or proceeding against the Republic or its property in the courts of other jurisdictions.

The appointment and acceptance of jurisdiction set out in Paragraphs 15 and 16 above are intended to be effective upon execution of this Security without further act by the Republic before any such court and introduction of a true copy of this Security into evidence shall be conclusive and final evidence of such waiver.

17. Waiver of Immunity.  (a)  Subject to Paragraph 18, to the extent that the Republic or any of its revenues, assets or properties shall be entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court or Other Court is located in which any suit, action or proceeding may at any time be brought solely for the purpose of enforcing or executing any Related Judgment, to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the Immunities Act), provided that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against (i) reserves of the Central Bank of the Republic (Banco Central de la República Argentina), (ii) property in the public domain located in the territory of the Republic that falls within the purview of Sections 2337 and 2340 of the Civil Code of the Republic, including but not limited to Argentine waterways, public works, archeological ruins and sites of scientific interest, (iii) property located in or outside the territory of the Republic that provides an essential public service, (iv) property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Argentine government, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 131 to 136 of Law No. 11,672, Complementaria Permanente de Presupuesto (t.o. 2005), (v) property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961, including but not limited to the property, premises and accounts of Argentine missions, (vi) property entitled to the immunities of the Immunities Act, including but not limited to property of the Republic not being used by the Republic for a commercial activity in the United States, (vii) property used by a diplomatic, governmental or consular mission of the Republic (viii) property of a military character or under the control of a military authority or defense agency of the Republic or (ix) property forming part of the cultural heritage of the Republic.

(b) This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the Securities of this Series and the Indenture and under no circumstances shall it be interpreted as a general waiver of the Republic or a waiver with respect to proceedings unrelated to the Securities of this Series or the Indenture.  Insofar as this waiver relates to the jurisdiction in which an Other Court is located, the Republic extends it solely for the purpose of enabling the Trustee or a Holder of Securities of this Series to enforce or execute a Related Judgment.

18. Limitation on Actions.  The Republic reserves the right to plead sovereign immunity under the Immunities Act with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an Authorized Agent does not extend to such actions, but without prejudice to the rights of the Trustee or other specified persons to indemnification and contribution as set forth in Section 5.6 of the Indenture.

19. Effect of Headings.  The paragraph headings herein are for convenience only and shall not affect the construction hereof.

20. Modifications.  (a)  Any modification, amendment, supplement, request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture, the GDP-Linked Securities Authorization or these Terms (each, a “Modification”) to the Indenture, the GDP-Linked Securities Authorization or the terms and conditions of the GDP-Linked Securities of one or more Series (including these Securities) may be made, given, or taken pursuant to (i) a written action of the Holders of the GDP-Linked Securities of such affected Series without the need for a meeting, or (ii) by vote of the Holders of the GDP-Linked Securities of such affected Series taken at a meeting or meetings of Holders thereof, in each case in accordance with the terms of this Paragraph 20 and the other applicable provisions of the GDP-Linked Securities of the affected Series, the GDP-Linked Securities Authorization and the Indenture.

(b) Modifications to the Terms of these Securities, to the GDP-Linked Authorization or to the Indenture insofar as it affects these Securities, may be made, and future compliance therewith may be waived, with the consent of the Republic and

(i) in the case of any Non-Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding that are represented at such meeting, or (B) with the written consent of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding, or

(ii) in the case of any Reserved Matter (as defined below), (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 75% of the aggregate notional amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 75% of the aggregate notional amount of these Securities then Outstanding.

(c) If the Republic proposes any Modification constituting a Reserved Matter to the Terms of these Securities and to the terms and conditions of at least one other Series of GDP-Linked Securities, to the GDP-Linked Securities Authorization or to the Indenture insofar as it affects these Securities and at least one other Series of GDP-Linked Securities, in either case as part of a single transaction, the Republic may elect to proceed pursuant to this Paragraph 20(c) instead of Paragraph 20(b), provided that the Republic may revoke any such election at any time and proceed pursuant to Paragraph 20(b) instead.  The Republic may do this without recommending the procedure if the Trustee agrees that it would not be materially prejudicial to Holders not to recommend the procedure.  In the event of such an election, any such Reserved Matter Modification may be made, and future compliance therewith may be waived, with the consent of the Republic and

(i) (A) at any meetings of Holders of GDP-Linked Securities of the two or more Series that would be affected by the proposed Modification duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities then Outstanding of all such affected Series (taken in the aggregate), or (B) with the written consent of the Holders of not less than 85% of the aggregate notional amount of the GDP-Linked Securities then Outstanding of all such affected Series (taken in the aggregate), and

(ii) (A) at any meeting of Holders of these Securities duly called and held as specified in Paragraph 21 below, upon the affirmative vote, in person or by proxy thereunto duly authorized in writing, of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding, or (B) with the written consent of the Holders of not less than 66⅔% of the aggregate notional amount of these Securities then Outstanding.

If the GDP-Linked Securities of any Series that would be affected by any Modification proposed pursuant to this Paragraph 20(c) (including these Securities) are denominated in a currency or currency unit other than U.S. dollars, the notional amount of such GDP-Linked Securities for purposes of voting shall be the amount of U.S. dollars that could have been obtained with the notional amount of such GDP-Linked Securities on the date on which any proposed modification is submitted to Holders using the noon U.S. dollar buying rate in New York City for cable transfers of such currency or currency unit other than U.S. dollars for such date published by the Federal Reserve Bank of New York.  If at the time a vote is solicited pursuant to this Paragraph 20(c) separate

Trustees have been appointed for these Securities and any other Series of GDP-Linked Securities affected by that vote, the Trustee acting for the Series (or multiple Series, including for these Securities) having the greatest aggregate notional amount of the GDP-Securities then Outstanding affected by that vote will be responsible for administering the voting procedures contemplated by this Paragraph 20(c).

(d) The Republic and the Trustee may, without the vote or consent of any Holder of the Securities, amend these Securities, the GDP-Linked Authorization or the Indenture for the purpose of (A) adding to the covenants of the Republic for the benefit of the Holders of the Securities, (B) surrendering any right or power conferred upon the Republic, (C) securing the Securities pursuant to the requirements of the Securities or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error thereof, (E) making any change which is of a formal, minor or technical nature, or (F) amending the Securities, the GDP-Linked Authorization or the Indenture in any manner which the Republic and the Trustee may determine that shall not adversely affect the interest of any Holder of Securities.

(e) Any instrument given by or on behalf of any Holder of a Security in connection with any consent to or vote for any Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture as of the effective time of such instrument will be irrevocable and will be conclusive and binding on all subsequent Holders of this Security or any Security issued directly or indirectly in exchange or substitution therefor or in lieu thereof.  Any such Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture will be conclusive and binding on all Holders of these Securities, whether or not they have given such consent or cast such vote, and whether or not notation of such Modification is made upon the Securities.  Notice of any Modification to the Terms of these Securities, the GDP-Linked Authorization or the Indenture (other than for purposes of curing any ambiguity or of curing, correcting or supplementing any proven (to the satisfaction of the Trustee) error hereof or thereof) shall be given to each Holder of the Securities, as provided in Paragraph 10 above.

Securities authenticated and delivered after the effectiveness of any such Modification may bear a notation in the form approved by the Trustee and the Republic as to any matter provided for in such Modification.  New Securities modified to conform, in the opinion of the Trustee and the Republic, to any such Modification may be prepared by the Republic, authenticated by the Trustee (or any authenticating agent appointed pursuant to the Indenture) and delivered in exchange for Outstanding Securities.

It shall not be necessary for the vote or consent of the Holders of the Securities to approve the particular form of any proposed Modification, but it shall be sufficient if such vote or consent shall approve the substance thereof.

(f) For the purposes of these Securities,

“Non-Reserved Matter” means any Modification other than a Modification constituting a Reserved Matter.

“Outstanding” means, in respect of the Securities, the Securities authenticated and delivered pursuant to these Terms and the Indenture except:

(i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee;

(ii) Securities that have expired in accordance with their terms and with respect to which the Republic’s obligation to make payments thereon or Payments in respect thereof shall have been satisfied in accordance with the Terms of such Securities; or

(iii) Securities in lieu of or in substitution for which other Securities of a Series shall have been authenticated and delivered pursuant to these Terms and the Indenture;

provided that in determining whether the Holders of the requisite notional amount of Securities Outstanding have consented to or voted in favor of any Modification or other action or instruction hereunder or, in the case of a meeting called and held pursuant to Paragraph 21, whether sufficient Holders are present for quorum purposes, any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic shall be disregarded and deemed not to be Outstanding.  As used in these Terms, “Public Sector Instrumentality” means Banco Central de la República Argentina, any department, ministry or agency of the government of the Republic or any corporation, trust, financial institution or other entity owned or controlled by the government of the Republic or any of the foregoing, and, with respect to any Public Sector Instrumentality, “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interest or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

In determining whether the Trustee shall be protected in relying upon any such Modification or other action or instruction, only Securities that the Trustee knows to be so owned or controlled shall be so disregarded; provided that prior to the solicitation of any consent or the taking of any vote in respect of any Modification or other action or instruction hereunder affecting the Securities, the Republic shall deliver to the Trustee one or more Officer’s Certificates specifying any Securities owned or controlled, directly or indirectly, by the Republic or any Public Sector Instrumentality of the Republic.

Securities so owned or controlled that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Republic or a Public Sector Instrumentality.

“Reserved Matter” means any Modification that would:

(i) change the due date for the payment of any Payment Amounts;

(ii) change the method of calculation of the Payment Amounts;

(iii) reduce the notional amount of the Securities;

(iv) change the coin or currency in which amounts in respect of Payments are payable;

(v) change the Expiration Date;

(vi) reduce the proportion of the notional amount of the Securities the vote or consent of the Holders of which is necessary to modify, amend or supplement these Terms, the GDP-Linked Authorization or the Indenture or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, or change the definition of “Outstanding” with respect to the Securities;

(vii) change the obligation of the Republic to pay Additional Amounts with respect to the Securities;

(viii) change the governing law provision of the Securities;

(ix) change the courts to the jurisdiction of which the Republic has submitted, the Republic’s obligation to appoint and maintain an Authorized Agent in the Borough of Manhattan, the City of New York, or the Republic’s waiver of immunity, in respect of actions or proceedings brought by any Holder based upon the Securities, as set forth in these Terms;

(x) in connection with an exchange offer for the Securities, amend any Event of Default;

(xi) change the status of the Securities as set forth in Paragraph 4 of these Terms; or

(xii) authorize the Trustee, on behalf of all Holders of the Securities, to exchange or substitute all the Securities for, or convert all the Securities into, other obligations or securities of the Republic or any other Person.

21. Holders’ Meetings.  (a)  The Republic may at any time ask for written consents from or call a meeting of Holders of the Securities at any time and from time to time to make, give or take any Modification (as defined in Paragraph 20(a) above) to these Terms as hereinafter provided.  Any such meeting shall be held at such time and at such place as the Republic shall determine and as shall be specified in a notice of such a meeting that shall be furnished to the Holders of the Securities at least 30 days and not more than 60 days prior to the date fixed for the meeting.  In addition, the Trustee may at any time and from time to time call a meeting of Holders of the Securities for any such purpose, to be held at such time and at such place as the Trustee shall determine and as shall be specified in a notice of such meeting that shall be furnished to the Holders of the Securities at least 30 days and no more than 60 days prior to the date fixed for the meeting.  If, upon the occurrence of an Event of Default under Paragraph 5(a) the Holders of at least 10% in aggregate notional amount of the Securities at that time Outstanding shall have requested the Trustee to call a meeting of the Holders of the Securities for any such purpose, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, the Trustee shall call such meeting, to be held at such time and at such place as the Trustee shall determine, for such purposes by giving notice thereof.  Such notice shall be given at least 30 days and not more than 60 days prior to the meeting.  Notice of every meeting of Holders of the Securities shall set forth in general terms the action proposed to be taken at such meeting.

To be entitled to vote at any meeting of Holders of the Securities, a person shall be a Holder of Outstanding Securities or a person duly appointed by an instrument in writing as proxy for such a Holder.  At any meeting of Holders, other than a meeting to discuss a Reserved Matter (as defined in Paragraph 20(f)), the persons entitled to vote a majority in aggregate notional amount of the Outstanding Securities shall constitute a quorum, and at the reconvening of any such meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in aggregate notional amount of the Outstanding Securities shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.  At any meeting of Holders held to discuss a Reserved Matter, the persons entitled to vote 75% in aggregate notional amount of the Outstanding Securities shall constitute a quorum.  The Trustee may make such reasonable and customary regulations, as it shall deem advisable for any meeting of Holders of Securities with respect to the proof of the holding of the Securities and of the appointment of proxies in respect of Holders of registered Securities, the record date for determining the registered owners of registered Securities who are entitled to vote at such meeting (which date shall be set forth in the notice calling such meeting hereinabove referred to and which shall be not less than 15 nor more than 60 days prior to such meeting), the adjournment and chairmanship of such meeting, the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.